INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 39 to Registration Statement No. 2-69653 of Centennial
Tax Exempt Trust on Form N-1A of our report dated July 22, 2002, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings
"Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus,
which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
October 17, 2002